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                                                                   EXHIBIT 10.15




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                           LOAN AND SECURITY AGREEMENT

                            DATED AS OF JULY 1, 1999

                                     BETWEEN

                     CCI/TRIAD FINANCIAL HOLDING CORPORATION

                                   AS BORROWER

                                       AND

                             IFC CREDIT CORPORATION

                                    AS LENDER


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                                   $15,000,000

                             DISCOUNT LOAN FACILITY

                       ----------------------------------

                                LOANS SECURED BY
                         LEASE RECEIVABLES, LEASES, AND
                                LEASED EQUIPMENT



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         This LOAN AND SECURITY AGREEMENT is entered into as of July 1, 1999 between CCI/TRIAD FINANCIAL HOLDING CORPORATION ("SPE"), a California corporation, as borrower, and IFC CREDIT CORPORATION, an Illinois corporation, as lender ("Lender").


                                  INTRODUCTION

         A. Both SPE and Triad Systems Financial Corporation ("TSFC"), a California corporation, are wholly owned subsidiaries of COOPERATIVE COMPUTING, INC. d/b/a Triad Systems and CCI/Triad ("CCI/Triad"), a Delaware corporation. CCI/Triad manufactures and TSFC purchases from CCI/Triad and leases to TSFC's customers computer systems and software, all in accordance with an Operating and Support Agreement among CCI/Triad, TSFC, SPE, and Lender.

         B. TSFC has transferred by sale to SPE certain receivables due TSFC under the leases, and TSFC has by an agreement substantially in the form of the Sales, Assignment, and Security Interest Agreement attached hereto as Exhibit F ("Sale and Assignment Agreement") assigned to SPE certain of its rights and interests in the Leases, computer systems, software, and equipment.

         C. Lender engages in the business of equipment lease financing.

         D. Lender is willing to lend to SPE amounts equal to the discounted value of payments receivable under certain of the customer leases of computer systems and software, upgrades and add-ons, or other equipment, and SPE is willing to grant a security interest in the lease payments, the leased computer systems and software, or other equipment and the interest of TSFC in the leases, all subject to the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows;

         1. DEFINITIONS

         When used in capitalized form herein, the following terms shall have the meanings indicated:

            1.1 "Anniversary Date" - September 1, 2000.

            1.2 "Business Day" - any day other than a Saturday, Sunday, or a public or bank holiday or the equivalent for banks generally under the laws of the State of Illinois.



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            1.3 "Closing Date" - with respect to any Loan, the date on which
Lender makes a Loan to SPE under this Agreement.

            1.4 "Collateral" - as defined in Section 6.1.

            1.5 "Discount Facility" - the credit facility provided by Lender to SPE pursuant to Section 2.

            1.6 "Discount Facility Loan" - a Loan made by Lender to SPE under the Discount Facility.

            1.7 "Discount Facility Rate" - with respect to a Discount Facility Loan, will be determined from time to time by mutual agreement of SPE and Lender.

            1.8 "Discount Facility Loan Value" - of a Lease at the time a Discount Facility Loan is made, a percentage, to be determined by mutual agreement between the parties, of each payment of Rent remaining unpaid under the Lease at that time (but excluding any past due Rent), discounted from the date each such payment is due to such time at the Discount Facility Rate with respect to such Discount Facility Loan.

            1.9 "Effective Date" - the date of this Agreement.

            1.10 "Eligible Equipment" - new or remanufactured Equipment, including but not limited to, computer systems and related components, software and accessories manufactured or sold by CCI/Triad, having a Discount Facility Loan Value of not less than One Thousand Dollars ($1,000.00), subject to an Eligible Lease and not subject to a security interest or other encumbrance in favor of any corporation, firm, or other person other than a security interest in favor of Lender arising under this Agreement or a Security Supplement.

            1.11 "Eligible Lease" - a full pay out net lease, substantially in the form of Exhibit A, naming TSFC as lessor, that:

                  (a) has a noncancelable term of not less than 12 months nor more than 84 months, excluding renewals or extensions;

                  (b) provides for (i) Rent and casualty payments in amounts sufficient to repay to Lender the Loan made in respect of such lease and interest on such Loan at the Discount Facility Rate, (ii) interest on late payments under such lease at a rate not less than the



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                           Late Payment Rate, and (iii) all payments to be made
                           in United States dollars;

                  (c) provides that the lessor's right to receive payment is absolute and not contingent upon the fulfillment of any condition whatsoever other than the passage of time;

                  (d) covers only Eligible Equipment subject to a security interest in favor of Lender and includes all hardware and any other systems required to operate any included software;

                  (e) is not subject to any conditions, obligations of, or any right or offset, counterclaim, or defense by, the Lessee thereunder;

                  (f)      is a Lease under which the Lessee is not in default;
                           and

                  (g)      is in all other respects satisfactory to Lender.

            1.12 "Equipment" - any and all Eligible Equipment leased to a Lessee by TSFC under a Lease, located in the United States and made subject to a security interest in favor of Lender by the execution and delivery by SPE to Lender of a Security Supplement specifically describing such Eligible Equipment, together with (i) all accessions, replacements, parts, repairs, fixtures, and accessories incorporated therein or affixed thereto under the Lease and (ii) all upgrades, add-ons, and additions incorporated therein or affixed thereto.

            1.13 "Event of Default" - as defined in Section 11.1.

            1.14 "Excess Proceeds" - of an item of Equipment, any excess of the Remarketing Proceeds thereof over the sum of (i) the principal amount due on the next Loan Repayment Date on the Discount Facility Loan applicable to the Lease covering such Equipment plus (ii) all accrued and unpaid principal and interest on such Loan plus (iii) the present value of all principal payments due on such Loan after the next Loan Repayment Date, discounted at the same rate as Lender has borrowed funds to make such Loan.

            1.15 "Guaranty" - a guaranty, in the form of the guaranty that comprises a part of Exhibit A, executed and delivered by a corporation, firm, or other person (a "Guarantor") satisfactory to Lender and assigned to Lender as security by the execution and delivery by SPE of a Security Supplement specifically describing such guaranty.



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            1.16 "Invoice Price" - with respect to any Equipment, the aggregate invoice prices of CCI/Triad, as manufacturer or seller, net of taxes, transportation cost, delivery cost, and any acquisition or other fees payable by TSFC to CCI/Triad or any of its affiliates.

            1.17 "Late Payment Rate" - with respect to a Discount Facility Loan, two percent (2%) over the applicable Discount Facility Rate.

            1.18 "Lease" - an Eligible Lease duly executed by the Lessee, approved by Lender and assigned to Lender as security by the execution and delivery by SPE to Lender of a Security Supplement specifically describing such Eligible Lease.

            1.19 "Lease Proceeds" - with respect to any Lease, all payments due from or with respect to the Lessee, such Lease, or the Equipment subject to such Lease, including, but not limited to, all Rent and any security deposits held by TSFC, all casualty, early termination, purchase option, and indemnity payments, and all insurance and sales or lease proceeds of and requisition payments for the Equipment subject to such Lease.

            1.20 "Lessee" - a United States-domiciled corporation, partnership, or sole proprietorship that is the obligor for payment of Rent under a Lease.

            1.21 "Loan" - any advance of funds to SPE by Lender under this Agreement as evidenced by a Security Supplement.

            1.22 "Loan Repayment Amount" - with respect to a Loan at any time, the aggregate unpaid principal of, and accrued interest (including any interest accrued at the Late Payment Rate) on, such Loan.

            1.23 "Loan Repayment Date" - with respect to any Loan, the 20th day of each calendar month, commencing with the first such day to occur after the Closing Date for such Loan.

            1.24 "Net Loss Pool" - as defined in Section 8.4.

            1.25 "Obligations" - as defined in Section 6.1.

            1.26 "Operating Agreement" - the Operating and Support Agreement entered into among CCI/Triad, TSFC, SPE, and Lender, substantially in the form of Exhibit B attached hereto.




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            1.27 "Operative Documents" - this Agreement, each Security
Supplement, the Sale and Assignment Agreement, and the Operating Agreement.

            1.28 "Prepayment Fee" - a fee equal to two percent (2%) of then unpaid principal amount due Lender under any Lease that is prepaid pursuant to
Section 3.10. 1.29 "Proceeds" - of an item of Equipment, the sum of (i) the (a) gross cash proceeds of sale of such item or (b) aggregate Rent obligation under a re-lease of such item discounted at the applicable Discount Facility Rate, as the case may be, plus (ii) any past due Rent and any other termination amount paid by the Lessee, or by SPE on behalf of the Lessee, plus (iii) any security deposit held by TSFC that reduces the Lessee's lease termination payment.

            1.30 "Remarketing Expenses" - with respect to an item of Equipment, the sum of (i) costs of repossessing, transporting, refurbishing, and remarketing the item pursuant to Section 10, plus (ii) any applicable sales, use, or similar taxes imposed in connection with the sale or re-lease of such item and not paid by the purchaser or Lessee, plus (iii) in the case of a Lease default, enforcement and collection costs.

            1.31 "Remarketing Proceeds" - with respect to an item of Equipment, the Proceeds minus the Remarketing Expenses.

            1.32 "Rent" - under a Lease, the periodic charges specified in the Lease for the use of the Equipment, excluding casualty or early termination, purchase option and indemnity payments, and any amounts a Lessee may be required to pay for taxes, license fees, assessments, or maintenance.

            1.33 "Security Supplement" - a supplement hereto substantially in the form of Exhibit "C", executed and delivered to Lender by SPE, describing Equipment and Leases and subjecting the same to the security interest in favor of Lender arising under Section 6.

            1.34 "Standard Cost" - with respect to an item of Equipment at any time, an amount equal to fifty percent (50%) of the Loan Repayment Amount of the Lease calculated on the Loan Repayment Date.

            1.35 "Tangible Net Worth" of TSFC - the gross book value of TSFC's consolidated tangible assets less (a) reserves applicable thereto and (b) all of TSFC's consolidated liabilities (including accrued and deferred income taxes), other than indebtedness subordinated to TSFC's indebtedness to Lender in a manner satisfactory to Lender. All determinations of the characterization of assets and of the values comprising "Tangible Net Worth" shall be made in accordance with generally accepted accounting principles consistently applied.



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            1.36 "CCI/Triad" - Cooperative Computing, Inc., a Delaware
corporation, or any successor entity resulting from the sale or transfer of its stock to another corporation, resulting from its merger, acquisition, consolidation, or dissolution, or resulting from the transfer of all or substantially all of its assets.

         2. THE DISCOUNT FACILITY

            2.1 Total Facility. Subject to the terms and conditions hereof, from time to time, from (and including) the Effective Date to and excluding the Anniversary Date, Lender may with respect to each Lease make a Loan to SPE in a principal amount equal to the Discount Facility Loan Value; provided, however, the aggregate principal amount of all Loans outstanding at any time shall not exceed $15,000,000, and provided further that none of TSFC, SPE, nor CCI/Triad suffer a material adverse financial change in its business or financial condition during the term of this Agreement.

            2.2 Interest Calculation. Interest on the Discount Facility Loans shall be computed on the basis of a 360-day year of 12-30 day months.

            2.3 Minimum Loan. The aggregate principal amount of the Loans made on any Closing Date shall be not less than $1,000,000.

            2.4 Payments. Lender shall pay the proceeds of the Loans in immediately available funds on the Closing Dates for such Loans. SPE shall make each payment due under this Agreement to Lender or Lender's assignee in immediately available funds to the account or address specified by Lender or such assignee.

         3. THE LOANS

            3.1 Requests for Loans. No later than ten (10) Business Days before the Closing Date relating to a Discount Facility Loan requested by SPE, SPE shall submit to Lender Eligible Leases, together with lease schedules and other supporting documentation and the following:

                  (a) the name of each Lessee under such Eligible Leases, together with (i) unless previously submitted to Lender, financial statements, to the extent available, of each such Lessee, if the equipment value is over Fifty Thousand Dollars ($50,000.00), as of the end of such Lessee's most recent fiscal year, and any interim financial statements of such Lessee readily available to




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                           TSFC, SPE, or CCI/Triad, all in form and substance
                           satisfactory to Lender, (ii) the payment history of such Lessee under other leases entered into between such Lessee and TSFC, and (iii) such additional financial information pertaining to any Lessee as Lender may request;

                  (b)      the Rent schedule for each such Eligible Lease; and

                  (c) such other relevant information as Lender shall reasonably require.

            3.2 Approvals. Within ten (10) Business Days of receipt of all information required to be submitted pursuant to Section 3.1, Lender shall advise SPE in writing if, in its sole and unlimited discretion, Lender approves the proposed Eligible Lease and, if Lender requires the credit support of a Guarantor, the credit of the proposed Guarantor. If Lender fails to give such advice within such ten (10) day period, Lender shall be deemed to have declined such credit. Lender may revoke any credit approval prior to making the Discount Facility Loan relating to a proposed Lease if, in Lender's judgment, the proposed Lessee or Guarantor suffers a material adverse change in its business or financial condition. Lender shall promptly return all credit packages to SPE relative to any rejected lease transactions. Lender shall have no duty to communicate rejections to proposed Lessees.

            3.3 Disbursement of Discount Facility Loan. Subject to satisfaction of the conditions precedent set forth in Section 4 and Section 5, Lender shall make Discount Facility Loans on the Closing Date proposed in accordance with this Section 3 to SPE with respect to Leases approved pursuant to Section 3.2. The Discount Facility Loans made on the Closing Date shall be in an aggregate principal amount equal to the aggregate Discount Facility Loan Values of the Eligible Leases submitted by SPE pursuant to Section 3.1 and approved by Lender pursuant to Section 3.2. If, for any reason, a Discount Facility Loan is not made on a proposed Closing Date notwithstanding compliance by SPE with Sections 3.1, 4, and 5, the Closing Date may be rescheduled to a date, within ten (10) Business Days of such Closing Date, mutually agreed upon in writing by Lender and SPE.

            3.4 Loan Payments and Amortizations. Each Discount Facility Loan shall bear interest at the Discount Facility Rate determined for such Loan and shall be evidenced by a Security Supplement that shall set forth the repayment terms with respect to such Discount Facility Loan in a manner satisfactory to Lender and shall identify the Lease(s) with respect to which such Discount Facility Loan is made. Principal of, and accrued interest on, the Discount Facility Loans shall be payable in accordance with the Security





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Supplement for such Discount Facility Loan. Each Discount Facility Loan shall be amortized by the Lease Proceeds received by Lender with respect to the Leases financed by such Loan, with such Lease Proceeds applied first to accrued and unpaid interest, then to any other amounts due under such Loan, and then to principal.

            3.5 Upgrades and Additions. TSFC may, from time to time, agree with a Lessee under a Lease that the Equipment subject to such Lease shall be upgraded or that additional Eligible Equipment should be added to such Lease. If TSFC and such Lessee amend such Lease to increase the Rent payable thereunder in consideration of such upgrade or addition, SPE may request that Lender finance the additional Lease Proceeds arising under such amendment (the "Lease Amendment") attributable to such increase in Rent. Not later than ten (10) Business Days after such request, Lender shall give SPE written advice as to whether Lender, in its sole discretion, has elected to finance such additional Lease Proceeds. If Lender fails to give such advice within such ten (10) day period, Lender shall be deemed to have declined to finance such additional Lease Proceeds and shall so advise SPE in writing. If Lender agrees to finance such additional Lease Proceeds, Lender shall, subject to satisfaction of the conditions precedent set forth in Sections 4 and 5, make a Discount Facility Loan in an amount equal to the aggregate increase in Rent effected by the Lease Amendment that remains unpaid as of the applicable Closing Date, but excluding any such increase in Rent that is past due, discounted at the Discount Facility Rate determined on the applicable Closing Date. The Closing Date with respect to such Discount Facility Loan shall be a date agreed upon in writing by Lender and SPE. If Lender agrees to make such a Discount Facility Loan, the Lease Amendment shall be considered a "Lease" for all purposes of this Agreement (including, without limitation, Section 5). If Lender declines to finance a Lease Amendment and if SPE elects to finance such upgrades or additions through a source other than Lender, SPE shall either prepay Lender in accordance with Section 3.6 or substitute an Eligible Lease satisfactory to Lender for such existing Lease. If Lender declines to finance a Lease Amendment and SPE elects not to substitute the existing Lease and to finance the Lease Amendment itself, SPE agrees that any security interest granted to it by Lessee shall be subject to and subordinate to Lender's security interest in the applicable Equipment, as upgraded, and the applicable Lease, as amended.

            3.6 Optional Prepayment: Lender Refusal to Finance Upgrades or Additions. If Lender elects not to finance increased Lease Proceeds related to upgrades or additions pursuant to Section 3.5 and SPE elects to finance with another source, SPE shall give Lender not less than ten (10) days prior written notice of its requirement to prepay the Discount Facility Loan made to finance the Lease in respect of which the upgrade or addition has been made. On the first Loan Repayment Date to occur after the ten (10) day notice period has elapsed, SPE shall pay to the Lender the sum of (i) the principal amount due on




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such Loan Repayment Date on the Discount Facility Loan applicable to the Lease covering such Equipment plus (ii) all accrued and unpaid principal and interest on such Loan plus (iii) the present value of all principal payments due on such Loan thereafter, discounted at the same rate as Lender has borrowed funds to make such Loan.

            3.7 Mandatory Prepayment: Voluntary Termination of Lease. If a Lessee voluntarily terminates a Lease before its scheduled expiration, SPE shall prepay the Discount Facility Loan made to finance such Lease on the Loan Repayment Date immediately following such termination. On such Loan Repayment Date, SPE shall pay to Lender the sum of (i) the principal amount due on such Loan Repayment Date on such Loan plus (ii) all accrued and unpaid principal and interest on such Loan plus (iii) the present value of all principal payments due on such Loan thereafter, discounted at the same rate as Lender has borrowed funds to make such Loan.

            3.8 Mandatory Prepayment: Casualty. If any Equipment subject to a Lease is lost or damaged and cannot be repaired or replaced with substantially similar Equipment by the first Loan Repayment Date occurring not less than thirty (30) days after such loss or damage, SPE shall prepay the Discount Facility Loan made to finance such Lease on such Loan Repayment Date. On such Loan Repayment Date, SPE shall pay to Lender the sum of (i) the principal amount due on such Loan Repayment Date on such Loan plus (ii) all accrued and unpaid principal and interest on such Loan plus (iii) the present value of all principal payments due on such Loan thereafter, discounted at the same rate as Lender has borrowed funds to make such Loan.

            3.9 Mandatory Prepayment: Rent Default. If any Rent under any Lease financed or refinanced by a Discount Facility Loan shall remain unpaid for a period of ninety (90) days from the date when due, SPE shall pay to Lender the sum of (i) the principal amount due on such Loan Repayment Date on such Loan plus (ii) all accrued and unpaid principal and interest on such Loan plus (iii) the present value of all principal payments due on such Loan thereafter, discounted at the same rate as Lender has borrowed funds to make such Loan, subject to the Net Loss Pool in Section 8.4.

            3.10 No Other Prepayments Permitted. No Discount Facility Loan may be prepaid except as otherwise expressly provided in the Agreement unless SPE pays on the next Loan Repayment Date the sum of (i) the principal amount due on such Loan Repayment Date on such Loan plus (ii) all accrued and unpaid principal and interest on such Loan plus (iii) the present value of all principal payments due on such Loan thereafter, discounted at the same rate as Lender has borrowed funds to make such Loan, together with the Prepayment Fee.



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            3.11 Limited Recourse. Lender agrees that, except as provided in this Section 3.11, Sections 3.6, 3.7, 3.8, 3.9, 3.12, 8, and 11, and Section 10
with respect to Remarketing Expenses, each Discount Facility Loan is nonrecourse to SPE and that the repayment of each Discount Facility Loan shall be obtained solely from the Lease Proceeds of the Leases, Proceeds of the Equipment, and the other collateral in which Lender has been granted a security interest pursuant to Section 6; provided, however, without limiting the foregoing exceptions, that SPE shall be jointly and severally liable (without any limitation on recourse) with TSFC (i) if (a) either TSFC or SPE shall fail to pay over to Lender any Lease Proceeds received by TSFC or SPE and due Lender hereunder, in which case SPE and TSFC shall be liable for the amount of the Lease Proceeds not so paid over plus interest accrued thereon at the Late Payment Rate from the date the Lease Proceeds were required to be paid over to Lender, or (b) the fees and payments paid by a Lessee to SPE or TSFC upon termination of a Lease are less than the sum of (1) the principal amount due on the next Loan Repayment Date on the Discount Facility Loan applicable to such Lease plus (2) all accrued and unpaid principal and interest on such Loan plus (3) the present value of all principal payments due on such Loan thereafter, discounted at the same rate as Lender has borrowed funds to make such Loan and (ii) for all payments required to be made pursuant to Section 3.8, whether or not insurance proceeds received by SPE or TSFC are at least equal to such payments.

            3.12 Full Recourse. Notwithstanding anything set forth herein, including, without limitation, any limitation on recourse against SPE, Discount Facility Loans in the aggregate principal amount of $3,000,000 at any one time outstanding may be with recourse to SPE. Such Loans shall be secured by Leases that are Eligible Leases except that the creditworthiness of the Lessee may not otherwise be acceptable to Lender. A Discount Facility Loan with recourse shall be designated as such by mutual written agreement of Lender and SPE, as the case may be, prior to the Closing Date of such Loans. Upon occurrence at any time of any default under such Leases, SPE shall repay the Discount Facility Loan made to finance such Leases on the Loan Repayment Date occurring not more than thirty
(30) days after such default. On such Loan Repayment Date, SPE shall pay the sum of (i) the principal amount due on such Loan Repayment Date on such Loan plus
(ii) all accrued and unpaid principal and interest on such Loan plus (iii) the present value of all principal payments due on such Loan thereafter, discounted at the same rate as Lender has borrowed funds to make such Loan. The amounts paid to Lender by SPE pursuant to this paragraph shall not be charged against the Net Loss Pool.

         4. CONDITIONS PRECEDENT TO THE INITIAL LOAN

            Lender will not make the initial Loan hereunder until it has received



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all of the following, in form and substance satisfactory to Lender:

            4.1 Evidence of Authority of SPE. Resolutions of the Board of Directors of SPE certified by the secretary or assistant secretary of SPE authorizing the execution, delivery, and performance of each of the Operative Documents to which SPE is a party and any other document required hereunder, together with an incumbency certificate with respect to the officer or officers of SPE executing any of such Operative Documents and any document required hereunder.

            4.2 Evidence of Authority of CCI/Triad. Resolutions of the Board of Directors of CCI/Triad certified by the secretary or assistant secretary of CCI/Triad authorizing the execution, delivery, and performance of the Operating Agreement and any other document required thereunder, together with an incumbency certificate with respect to the officer or officers of CCI/Triad executing the Operating Agreement and any document required thereunder.

            4.3 Evidence of Authority of TSFC. Resolutions of the Board of Directors of TSFC certified by the secretary or assistant secretary of TSFC authorizing the execution, delivery, and performance of each Operative Document to which TSFC is a party and any other document required thereunder, together with an incumbency certificate with respect to the officer or officers of TSFC executing any of such Operative Documents and any document required thereunder.

            4.4 Legal Opinion. The legal opinion of the General Counsel of CCI/Triad, in form and substance satisfactory to Lender.

            4.5 Operating Agreement. The Operating Agreement, duly executed by CCI/Triad, TSFC, SPE, and Lender.

            4.6 Financial Statements. The most recent consolidated financial statements of Cooperative Computing Holding Company, Inc., which shall include the results of operations of CCI/Triad and TSFC.

            4.7 Insurance. Evidence of the insurance required by Section 8.3.

            4.8 Agreement of Admission of Additional Secured Parties. Evidence that the Agreement of Admission of Additional Secured Parties, in the form previously executed by Lender has been duly executed and delivered by all of the other parties thereto.



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         5. CONDITIONS PRECEDENT TO ALL LOANS

            Lender will not make any Loan hereunder (including the initial Loan) unless on the date thereof:

            5.1 Notice. SPE shall have given Lender verbal notice of each Closing Date no later than five (5) Business Days prior to such Closing Date.

            5.2 Operating Agreement. The Operating Agreement shall be in full force and effect and no defaults or breaches shall exist thereunder as of the applicable Closing Date.

            5.3 Receipt of Certain Documents. Lender shall have received the following, in form and substance satisfactory to Lender:

                  (a)      Lease. An original, manually executed counterpart of
                           (i) each Lease financed on such Closing Date and (ii) the related Lease Schedule substantially in the form contained in Exhibit A, in each case duly executed by TSFC as lessor and by the Lessee thereunder;

                  (b) Guaranty. If required by Lender, an original, manually executed counterpart of each Guaranty duly executed by the Guarantor;

                  (c) Financing Statements Filed Against Lessees. Evidence of electronic filing receipts, a search report (from Dun and Bradstreet or comparable reporting entity) confirming the existence or copies (any of such documentation with filing numbers and filing dates) of duly executed and filed Uniform Commercial Code financing statements on Form UCC-1 naming TSFC as secured party and the Lessees under the Leases to be financed on the Closing Date as debtors, identifying as collateral the Equipment subject to such Leases, and Lender as assignee thereon;

                  (d) Financing Statements to be Filed Against SPE. Copies of duly executed Uniform Commercial Code financing statements on form UCC-1, naming SPE as debtor and Lender as secured party, and identifying as collateral the Leases and any Guaranties and Equipment to be assigned in sufficient number to be filed in all jurisdictions as may be necessary, in Lender's judgment, to perfect Lender's security interest in such collateral, including, without limitation, jurisdictions




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                           where SPE has its chief executive offices and
                           maintain its records in respect to the Leases;

                  (e) Supplement. A Security Supplement, duly executed by SPE, relating to and describing the Lease, any Guaranty, and the Equipment covered thereby;

                  (f)      DELETED.

                  (g)       Acceptance Supplement. A copy of the original
                           executed counterpart of the delivery and acceptance certificate with respect to each Lease where the Invoice Price exceeds Fifty Thousand Dollars ($50,000.00) (substantially in the form contained in Exhibit A) containing a complete description of the Equipment, duly executed by the Lessee thereunder; and

                  (h) Evidence of Authority of Lessee. Copies of any evidence of the authority of signers on behalf of the Lessee to execute the Lease, including without limitation, certificates as to resolutions, incumbency, and any legal opinions.

                  (i) SPE Officer's Certificate. A certificate from a duly authorized officer of SPE, dated as of such Closing Date, stating that:

                           (i) all representations and warranties made by SPE under this Agreement and under the other Operative Documents are true and correct as of the date of the certificate;

                           (ii) SPE is in compliance with all covenants made under this Agreement and the other Operative Documents;

                           (iii) no event has occurred and is continuing that is, or with the passage of time or giving of notice would be, an Event of Default or a default under or breach of the Operative Documents;

                           (iv) no material adverse change in its financial condition has occurred since the latest financials delivered to Lender; and

                           (v) containing an express undertaking to give immediate written notice to Lender if at any time prior to the Anniversary Date any of the above statements is no longer true.

                  (j) TSFC Officer's Certificate. A certificate from a duly authorized officer of TSFC, dated as of such Closing Date, stating that:

                           (i) all representations and warranties made by TSFC under the Operating Agreement and the Sale and Assignment Agreement are true and correct as of the date of the certificate;

                           (ii) TSFC is in compliance with all covenants made under the Operating Agreement and the Sale and Assignment Agreement;

                           (iii) no event has occurred and is continuing that is, or with the passage of time or giving of notice would be, an Event of Default or a default under or breach of the Operating Agreement and the Sale and Assignment Agreement;

                           (iv) no material adverse change in its financial condition has occurred since the latest financials delivered to Lender; and

                           (v) containing an express undertaking to give immediate written notice to Lender if at any time prior to the Anniversary Date any of the above statements is no longer true.

                  (k) CCI/Triad Officer's Certificate. A certificate from a duly authorized officer of CCI/Triad, dated as of such Closing Date, stating that:

                           (i) all representations and warranties made by CCI/Triad under the Operating Agreement are true and correct as of the date of the certificate;

                           (ii)     CCI/Triad is in compliance with all
                                    covenants made under the Operating
                                    Agreement;

                           (iii) no event has occurred and is continuing that is, or with the passage of time or giving of notice would be, an Event of Default or a default under or breach of the Operating Agreement;

                           (iv) no material adverse change in its financial condition has occurred since the latest financials delivered to Lender; and

                           (v) containing an express undertaking to give immediate written notice to Lender if at any time prior to the Anniversary Date any of the above statements is no longer true.

                  (l) Other Documents. Such other documents, instruments or agreements as Lender may reasonably request.


         6. SECURITY AGREEMENT

            6.1 Granting Clause. In order to induce Lender to make Loans from time to time to SPE, and in order to secure (i) the prompt repayment of the Loans, (ii) the strict performance and observance by SPE of the obligations to be performed by it hereunder and under the other Operative Documents, and (iii) all costs of litigation, collection, reasonable attorneys' fees, and other costs expended or incurred in connection with the enforcement of Lender's rights hereunder, under the other Operative Documents, and with respect to the Leases and the Equipment (the obligations referred to in clauses (i) through (iii) being collectively referred to as the "Obligations"), SPE hereby assigns, pledges, and grants a continuing security interest to Lender in all of its right, title and interest in and to the following described properties, assets, and rights, whether now existing or hereafter acquired, and wherever located (such properties, assets and rights collectively called the "Collateral"):

                  (a) each Lease (including schedules) and all of SPE's rights thereunder, including the right to receive payments (including Rent and security deposits) due to SPE thereunder and the right to exercise rights and remedies upon default;

                  (b) every item or component of Equipment subject to Leases, together with (i) all accessions, replacements, and substitutions thereto and therefor,
                           (ii) all upgrades, add-ons, and additions thereto and therefor, and (iii) all of its rights in the software and licenses related thereto;

                  (c) each and every Guaranty, security interest, mortgage, or other security securing the payment and performance of the Lessee's obligations under the Leases;

                  (d) all Lease Proceeds and Proceeds of items or components of Equipment;

                  (e) all warranty and other rights SPE may have with respect to the Leases against the manufacturer of the Equipment; and

                  (f) the proceeds (whether cash or non-cash proceeds), and products of all the properties, assets and rights described in paragraphs (a), (b), (c), (d), and (e) above, including without limitation all insurance payments, whether or not Lender is the loss payee thereof.

            6.2 Appointment of Lender. If Lender assumes administration of collection of Rent pursuant to Section 11.2, SPE hereby irrevocably appoints the Lender as its attorney-in-fact (such power being coupled with an interest) to do, in its sole and unlimited discretion, any or all of the following:

                  (a) to endorse or sign SPE's name on all checks, collections receipts, UCCs, or other documents related to the Collateral;

                  (b) to take possession of and open mail addressed to SPE or TSFC relating to such collection and remove Rent and proceeds and products of the Collateral;

                  (c) to ask, demand, collect, receive, sue for, compound, and give acquittance for any and all payments assigned hereunder;

                  (d) to settle, adjust, or compromise any claim related to the Collateral as fully as it could itself;

                  (e) to endorse its name on all checks and other commercial paper given in payment or in part payment thereof; and

                  (f) in its discretion, to file any claim or take any other action or proceeding, either in Lender's own name or in its name, or otherwise, that Lender may deem necessary or appropriate to collect any and all sums that may be or become due or payable in connection with the Collateral or that may be necessary or appropriate to protect the right, title, and interest of Lender in and to the Collateral and the security intended to be afforded thereby and hereby.

            6.3 Further Assurances. SPE will upon written direction from Lender and at the expense of SPE, do, execute, acknowledge, and deliver all and every further acts, deeds, conveyances, instruments, transfers, and assurances reasonably necessary or proper for the better assuring, conveying, assigning, and confirming unto Lender all of the Collateral, whether now owned or hereafter acquired, and shall not provide further assurances to any other lender that may conflict with Lender's security interest or provide such lender with a security interest superior to Lender's without first giving to Lender the same further assurances. Notwithstanding the foregoing, the Lender shall reimburse SPE for one-half of the costs of the Uniform Commercial Code financing statements obtained pursuant to Section 5.3(c) relating to each Lease of Equipment aggregating $10,000 or more. Such reimbursement shall occur concurrently with the funding of the Discount Facility Loan relating to such Lease.

            6.4 No Obligations Assumed by Lender. Lender does not assume, and its interest in the Collateral shall not be subject to, any obligation or liability of TSFC under any Lease or any other agreement between SPE, TSFC, or CCI/Triad and a Lessee, any duty to collect money due thereunder or to enforce collection thereof. Lender assumes no responsibility, obligation, or liability for any representation, warranty, or obligation, express or implied, made by any agent or employee of SPE, TSFC, or CCI/Triad to a Lessee in connection with any Lease.

            6.5 Release of Security Interest. Upon payment in full of all amounts due on a Loan, and provided no Event of Default shall have occurred and be continuing, Lender agrees to (i) release its security interest in the Lease financed by such Loan and the Equipment subject thereto; (ii) deliver to SPE such other documents relating to released Leases and Equipment prepared by SPE as SPE may reasonably request, and (iii) deliver the foregoing items within ten
(10) days to SPE after receipt of termination payment.

            6.6 Final Release by Lender. Upon repayment in full to Lender of all Loans, and performance of all other Obligations, Lender will release its security interest in the Collateral in the manner provided in Section 6.5.

         7. ADMINISTRATION

            7.1 Authorization to Collect Rent. Until such time as there is an Event of Default hereunder or SPE's authority to collect Lease Proceeds is terminated pursuant to Section 11, SPE is authorized to and shall collect Lease Proceeds from Lessees.

            7.2 Collections. SPE will undertake such collections as an independent contractor and not as Lender's agent, and in connection therewith will at its sole cost and expense diligently perform all billing and collecting of Lease Proceeds due and to become due with respect to Leases and Equipment financed under Discount Facility Loans. SPE shall bill Lessees in accordance with its standard billing procedures, provided that each invoice sent with respect to any Lease subject to this Agreement shall segregate the amount due thereunder for Rent, taxes, and any other amounts due. SPE shall not modify the interest rate or lease term of any Lease without the prior written consent of Lender.

            7.3 Remittances. SPE shall, on or before the Loan Repayment Date of each month, make payment to Lender of the amount due on each Discount Facility Loan on such date regardless of whether or not any Rent under applicable Leases shall have been collected by SPE. SPE's obligation to make remittances pursuant to this Section 7.3 if all or a part of Rent is not received shall cease and be of no further effect at such time as SPE shall have no further liability under the provisions of Section 8.4 of this Agreement. Nothing herein shall limit SPE's obligation to remit Lease Proceeds actually received on each Loan Repayment Date to the extent that advance payments have not previously been made prior to such Loan Repayment Date with respect to such Lease Proceeds.

            7.4 Lease Receivables Statements. As soon as available, but no later than the 20th day of each month, SPE shall cause TSFC to deliver to Lender a list of all Leases then outstanding and a statement showing the aging of receivables under and payments and collections received under such Leases, both being complete and correct.

            7.5 Net Loss Pool Statements. On the last Business Day of each January, April, July, and October, SPE shall cause TSFC to provide Lender with a quarterly statement as of such date of the Net Loss Pool described in Section 8.4, in the form attached hereto as Exhibit E.

            7.6 Account Status Statements. As soon as available, but in any event within 30 days of such change, SPE shall cause TSFC to deliver to Lender any changes in account status for any Leases then outstanding that SPE or TSFC becomes aware of from time to time. Account status shall be defined, but not limited to, changes in Lessee billing address, equipment locations, equipment, and legal name.

         8. INDEMNITIES, INSURANCE, FIRST LOSS

            8.1 Indemnities. Notwithstanding anything set forth herein, including, without limitation, any limitation on recourse against SPE, SPE shall indemnify Lender and hold it safe and harmless from and against any and all losses, claims, actions, suits, proceedings, costs, expenses (including reasonable attorneys' fees), damages, and liabilities ("Indemnified Amount") (other than Indemnified Amounts arising from or pertaining to the gross negligence or willful misconduct by Lender) that may at any time be made, brought, incurred, assessed, or adjudged against Lender arising from or pertaining to:

                  (a) the use, maintenance, lease or operation of the Equipment, including any bodily injury to persons or damage or destruction of property;

                  (b) breach of any covenant or warranty made by SPE, TSFC, or CCI/Triad relating to any Equipment or Lease or maintenance of any Equipment, including qualification of any Equipment for any tax benefit;

                  (c) any claim, action, or proceeding involving patent or trademark infringement or copyright or trade secret violations relating to the Equipment (including any interest or penalty), whether or not such claim, action, or proceeding involves a claim of infringement or a combination or design patent;

                  (d) failure of Lender, for whatever reason, to have obtained a first priority perfected purchase money security interest in and lien on the Collateral, including, without limitation, the Leases and the Equipment, whether or not (i) the Equipment is deemed to be an asset of a Lessee as the result of a Lease being held to be a security agreement rather than a true lease or (ii) Uniform Commercial Code financing statements on form UCC-1 were filed against a Lessee with respect to the Equipment under Section 5.3 (c);

                  (e) any misrepresentation made by any agent or employee of SPE, TSFC, or CCI/Triad in the course of negotiations regarding any Collateral;

                  (f) any breach of any warranty or covenant, or any misrepresentation, of SPE, TSFC, or CCI/Triad in any Lease, any Operative Document or any certificate of an officer of SPE, TSFC, or CCI/Triad delivered in accordance therewith;

                  (g) failure of any Lease or Equipment to comply with applicable laws, regulations or contractual specifications or warranties, or to be an Eligible Lease or Eligible Equipment, as the case may be;

                  (h) any dispute, claim, offset, or defense of any Lessee (other than payment by, or discharge in bankruptcy of, such Lessee) to the payment of any Lease Proceeds;

                  (i) Lender having received from TSFC only a fax copy (rather than the original, manually executed copy) of any Lease or any Guaranty;

                  (j) failure of SPE, TSFC, or CCI/Triad to pay when due any taxes for which any of them is liable; and

                  (k) any wrongful or negligent acts or omissions of SPE, its agents or assigns, in carrying out SPE's obligations under Section 7 or Section 10.

            All of the indemnities set forth in this Section 8.1 shall survive the cancellation or termination of this Agreement.

            8.2 Indemnity Payment. Upon the occurrence of any of the events set forth in Section 8.1, SPE unconditionally agrees to pay Lender, upon written demand, the Indemnified Amount.

            8.3 Insurance. With respect to all Equipment, SPE shall cause TSFC to maintain in full effect, and shall deliver to Lender evidence of, (a) liability insurance, including all-risk insurance, with a combined single limit of at least Five Hundred Thousand Dollars ($500,000.00) per occurrence, naming Lender as additional insured, (b) property damage insurance on all Equipment, naming Lender as a loss payee, in an amount equal to actual cash value or replacement value, with a deductible of not more than Two Hundred Thousand Dollars ($200,000.00) per year for all Equipment and (c) such other insurance as is usual in the business carried on by SPE, TSFC, and CCI/Triad, which insurance shall be satisfactory to Lender as to amount, form, nature, and carrier.

            8.4 First Loss Provision. If any Rent under any Lease financed or refinanced by a Discount Facility Loan shall remain unpaid for a period of ninety (90) days from the date when due, SPE shall, on the next succeeding Loan Repayment Date, upon written demand by Lender, pay to Lender the sum of (i) the principal amount due on such Loan Repayment Date on such Loan plus (ii) all accrued and unpaid principal and interest on such Loan plus (iii) the present value of all principal payments due on such Loan thereafter, discounted at the same rate as Lender has borrowed funds to make such Loan. The liability of SPE under this Section 8.4 on any Loan Repayment Date shall not exceed (i) ten percent (10%) of the aggregate initial principal amount of Loans (excluding full recourse Loans made under Section 3.12) made under this Agreement as of such Loan Repayment Date plus (ii) the aggregate Standard Cost of all Equipment remarketed pursuant to Section 10 as of such Loan Repayment Date minus (iii) the aggregate Loan Repayment Amounts paid by SPE to Lender pursuant to this Section
8.4 with respect to Discount Facility Loans as of such Loan Repayment Date minus
(iv) the aggregate of all cure amounts paid by SPE to Lender on behalf of Lessees with respect to Leases financed by Discount Facility Loans that Lender has demanded to be repaid under this Section 8.4 on such Loan Repayment Date to the extent SPE has been unable to collect such amounts from such Lessees as of such Loan Repayment Date ( the "Net Loss Pool"). The method of determining this amount is described in Exhibit E. Lender's rights under this Section 8.4 shall be cumulative and in addition to all other rights to receive payment of the Discount Facility Loans pursuant to this Agreement. If, at any time, SPE's liability under this Section 8.4 with respect to Leases financed by a Discount Facility Loan shall have been reduced to zero, SPE shall thereafter have no liability under this Section 8.4 with respect to that Discount Facility Loan.

            8.5 Excess Proceeds. If, on any Loan Repayment Date, all or any portion of the amount due with respect to any Discount Facility Loan shall not have been paid to Lender due to the limitation on the liability of SPE set forth in Section 8.4 and SPE thereafter realizes Excess Proceeds with respect to any Equipment, the previously unpaid portion of the sum of (i) the principal amount due on such Loan Repayment Date on such Loan plus (ii) all accrued and unpaid principal and interest on such Loan plus (iii) the present value of all principal payments due on such Loan thereafter, discounted at the same rate as Lender has borrowed funds to make such Loan shall be promptly paid by SPE to Lender to the extent of such Excess Proceeds.

         9. REPRESENTATIONS, WARRANTIES AND COVENANTS

            SPE represents, warrants and covenants that:

            9.1 Due Organization. CCI/Triad, SPE and TSFC are corporations duly organized and in good standing under the laws of the states of their respective incorporations, and each is duly qualified or otherwise authorized to do business wherever necessary to carry on its present business and operations and to perform its respective obligations under each Operative Document and each Lease to which it is a party.

            9.2 Authority. Each of CCI/Triad, SPE and TSFC have the full power, authority, and legal right to enter into and perform its obligations under each Operative Document to which it is a party.

            9.3 Principal Place of Business. As to each of SPE and TSFC, respectively, its chief executive office is in Livermore, California and the office where it maintains its records concerning the Collateral is in Austin, Texas, and it will not change such principal place of business or remove from such place where it maintains its records such records or any other records relating to the Collateral or any Loan without at least thirty (30) days prior written notice to Lender.

            9.4 Binding Obligations. Each Operative Document has been duly authorized and upon execution and delivery will constitute legal, valid, and binding obligations enforceable against it, TSFC, and CCI/Triad in accordance with the terms thereof.

            9.5 Approvals and Consents. No stockholder approval, or approval or consent of any trustee or holder of any indebtedness or obligation, or authorization, consent, approval, or license by, exemption from or registration with, any court or governmental department, commission, board, agency, or instrumentality, domestic or foreign, is necessary in connection with the execution, delivery, and performance of obligations other than Lender's under the Operative Documents, and no consent of any owner, lessor, or mortgagee of premises where any Equipment is located is needed to permit Lender or TSFC to enforce the rights of TSFC under the Leases or, if required, the same have been obtained and certified copies have been delivered to Lender.

            9.6 Compliance with Laws. There is no law, governmental rule, regulation, judgment, decree, or order binding on CCI/Triad, SPE or TSFC that would be contravened by the execution and delivery of, and performance under, the Operative Documents. The execution, delivery and performance of their respective obligations under the Operative Agreements do not violate or contravene any provisions of CCI/Triad's, SPE's or TSFC's articles of incorporation, charter or bylaws, or any agreement or documents by which it or its property is bound. Each of CCI/Triad, SPE, and TSFC will at all times comply with, or cause to be complied with, all laws, statutes, rules, regulations, orders, and directions of any governmental authority having jurisdiction over it or its business that would have a materially adverse impact upon its business.

            9.7 Clear Ownership. The interests of SPE and TSFC combined are, and will continue to be, the record and beneficial ownership of 100% of each Lease and all Equipment subject to Leases in which TSFC is named as Lessor, free and clear of all mortgages, deeds of trust, pledges, and other liens, security interests, charges, or encumbrances, except for liens for taxes due but not yet payable and liens in favor of Lender, and shall promptly deliver to Lender any executed counterparts of Leases that were not delivered to Lender pursuant to
Section 5.3(a) and that have subsequently come into TSFC's or CCI/Triad's possession. Notwithstanding the foregoing, TSFC and SPE shall be entitled to transfer to CCI/Triad or a subsidiary corporation of CCI/Triad record and beneficial ownership of any Equipment subject to Leases in which TSFC is named as Lessor, provided that:

                  (a) SPE remains fully bound under this Agreement and the other Operative Documents with respect to all Obligations assumed by the assignee;

                  (b) the assignee assumes in writing the Obligations of SPE under this Agreement and the other Operative documents and recognizes the continuing validity and priority of the lien of Lender in the Collateral; and

                  (c) the assignee executes any documentation reasonably required by Lender to facilitate the foregoing provisions of this Section 9.7.

            9.8 Filings. This Agreement and the Uniform Commercial Code filings made pursuant hereto create in favor of Lender a valid and perfected first priority security interest in the Collateral securing the Obligations.

            9.9 Actions. There are no actions, suits, proceedings, claims or disputes pending or, to its knowledge, threatened against or affecting it or TFSC or their respective properties before any court or governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, that, if determined adversely to either of them, would have a materially adverse effect on their respective condition (financial or other), business performance, operations, properties, or prospects, their respective ability to perform their respective obligations under the Operative Documents or the Leases, or Lender's security interest in the Collateral.

            9.10 Payment of Taxes. It has filed and will file all tax returns (federal, state, and local) required to be filed and has paid all taxes shown thereon to be due, including interest and penalties, unless it is contesting the payment of certain taxes in good faith and has established adequate reserves therefore.

            9.11 Notices. It will send to Lender copies of all significant notices, including, but not limited to, any notices with respect to the terms of any Lease, and other instruments or communications required or permitted to be given by the Lessee under any Lease.

            9.12 Further Assurances; Enforcement of Leases. SPE will: (a) preserve and maintain its corporate existence and all rights, privileges, and franchises now enjoyed and conduct its business in an orderly, efficient, and customary manner; and (b) from time to time, at its own expense (subject to the provisions of Section 6.3), take all actions reasonably necessary to establish, preserve, protect, and perfect the rights created by this Agreement and the other Operative Documents, including, without limitation, (i) the full and punctual performance of all of its obligations under the Leases; (ii) the enforcement of the Leases without waiver, amendment, or modification; (iii) the exercise of any and all rights of the lessor under the Leases as may be necessary or advisable to assure full compliance with the terms and provisions thereof and to protect Lender's security interest in the Collateral; and (iv) Lender's security interest in the Collateral.

            9.13 Validity and Enforceability of Leases and Guaranties. Each Eligible Lease and Guaranty submitted to Lender pursuant to Section 5.3 is genuine and valid and is not subject to any offset, deduction, counterclaim, or lien. No Rents with respect to the Leases have been prepaid except as set forth in any such Lease. No default, event of default, or similar event has occurred and is continuing under the Leases.

            9.14 Leases Duly Entered Into. All parties to each Lease and Guaranty have full authority and capacity to execute and deliver such Lease or Guaranty, as the case may be. The entire agreement with each Lessee is embodied solely in the executed counterparts of the applicable Lease and other documentation furnished to Lender with respect to such Lease.

            9.15 Equipment Description. Each Lease describes the Equipment leased to the Lessee named in such Lease, the Rent required for such Equipment, and any applicable early termination payments.

            9.16 Leases Comply with Laws. Each Lease and the Equipment related thereto complies with and does not violate applicable laws, regulations, or contractual specifications or warranties, including without limitation, any applicable laws relating to maximum rates of interest (whether or not imputed) or similar charges and all required disclosures have been made with respect thereto under federal truth-in-lending and truth-in-leasing regulations to the extent applicable. The Equipment has been manufactured in accordance with applicable laws.

            9.17 No Impairment of Value or Rights. It will not do anything that might impair the value of any Lease or Equipment or any of the rights or obligations of the parties hereto under any Lease.

            9.18 No Lessor Liens. No Lease submitted to Lender pursuant to
Section 5.3, or any Equipment subject thereto, or any other of its rights therein, has been assigned to, or be subject to, any lien or security interest in favor of any person other than Lender.

            9.19 Notifications. It will promptly notify Lender of:

                  (a) any Event of Default or event that, upon the lapse of time or giving of notice, or both, would become an Event of Default, or any event that is, or upon the lapse of time or giving of notice, or both, would become a default under or breach of any Operative Document;

                  (b) any and all litigation or other matters or events concerning it or any Lessee that has a reasonable possibility of materially and adversely affecting its or any Lessee's financial or other condition, its business performance, operations, properties, or prospects or adversely affecting or Lender's security interest in the Collateral.

            9.20 Books and Records Financial and Other Information. SPE shall for itself, and as to TSFC, shall cause TSFC to:

                  (a) maintain adequate books, accounts, and records and prepare all financial statements required hereunder in accordance with generally accepted accounting principles and practices consistently applied and in compliance with the regulations of any governmental regulatory body having jurisdiction over it;

                  (b) give Lender and its representatives, at all reasonable times and upon reasonable notice, access to all records, files, and books of accounting pertaining to all transactions subject to this Agreement and the other Operative Documents, and permit Lender and its representatives to inspect, audit, and make extracts therefrom;

                  (c) upon the occurrence of an Event of Default or an event that, upon the lapse of time or giving of notice, or both, would become an Event of Default, permit Lender to exercise the inspection rights of TSFC under the Leases, on a non-exclusive basis;

                  (d) deliver to Lender in form and detail satisfactory to Lender, and in such reasonable number of copies as Lender may request:

                           (i) as soon as available, but no later than forty-eight (48) days after the end of each fiscal quarter, a quarterly financial statement;

                           (ii)     the lists of Lease receivables and
                                    statements showing the aging of receivables as required by Section 7.4;

                           (iii) the statement of first loss provision required by Section 7.5;

                           (iv) such other information as Lender may reasonably request; and

                  (e) deliver to Lender, in such reasonable number of copies as Lender may request, as soon as available, but no later than one hundred (100) days after the end of each fiscal year, (I) the audited annual financial statements of Cooperative Computing Holding Company, Inc, which shall contain the results of operations of CCI, and (ii) the annual financial statements of TSFC, audited or reviewed if available, or unaudited but signed by the principal financial officer of TSFC.

            9.21 Audit. It shall permit Lender, from time to time, upon reasonable request and at Lender's sole expense, to conduct an audit of SPE's and TSFC's accounting and operating procedures as they relate to the Leases, provided such audit does not unreasonably interfere with SPE's or TSFC's normal business operation.

            9.22 Charges and Taxes. SPE shall make or arrange for all filings in respect of and pay (or reimburse Lender for, upon presentation of an invoice) all charges and local, state, or federal taxes (other than net income taxes of the Lender or franchise taxes levied upon Lender's net income), license





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

fees, or other assessments, charges, fines, and penalties, together with interest payable with respect thereto, levied or imposed upon or in connection with this Agreement, the other Operative Documents, the Leases, the Equipment, the Rent, and the Proceeds. Upon request of Lender, SPE shall cause TSFC to furnish Lender written evidence of such payment.

            9.23 Financial Covenants.

                  (a) the Tangible Net Worth of TSFC shall be at least $17,500,000.00;

                  (b) the ratio of TSFC's total consolidated debt (including subordinated debt) to TSFC's Tangible Net Worth shall be no greater than 3 to 1;

            Compliance with Section 9.23 shall be made in accordance with generally accepted accounting principles, consistently applied, as to both classification and amounts.

            9.24 Maximum Requests for Loans Per Month. It will make no more than a combined total of three (3) requests for Loans, under Section 3.1, during each thirty day period.

            9.25 Original Counterparts. The Leases and Lease Schedules delivered to Lender are originals and all other originals thereof are marked "duplicate original" or "copy".

         10. REPOSSESSION AND REMARKETING

            10.1 Request to Repossess; Remarketing. In the event that SPE does not perform its obligations under Section 8.4 by reason of the limitation on its liability set forth therein, upon Lender's determination that a default exists under a Lease financed or refinanced by a Discount Facility Loan, either through notification by SPE or TSFC pursuant to Section 9.19 or otherwise, and that such default remains uncured within the time, if any, for curing the same permitted by the Lease, Lender, as secured party under this Agreement, may request SPE to cause TSFC to act as Lender's agent, and upon such request TSFC will, as such agent, use diligent efforts to repossess the Equipment subject to such Lease as promptly and efficiently as is legally permissible. Thereafter, TSFC will repair, service, refurbish, and update, as needed, and, for a period of one hundred twenty (120) days or such other period as TSFC and Lender may agree upon in writing from the date the Equipment is repossessed (the "Remarketing Period"), attempt to sell or release such Equipment on a non-priority (but non-discriminatory) basis and on such terms and conditions as reflect fair market value for similar equipment and are acceptable to Lender, in its sole discretion. SPE shall cause TSFC to give no less priority to remarketing Equipment pursuant to this Section 10.1 than it would similar equipment owned, leased, or managed by TSFC. The obligations of TSFC to remarket such Equipment for sale or lease shall include, but not be limited to, efforts to sell such Equipment, preparation and supervision of the documentation of each transaction, and an accounting of the activities referred to in this Section 10.1, including information relative to the status of negotiations for offers made in respect of such Equipment.

            If TSFC has not remarketed any Equipment at the conclusion of the Remarketing Period, upon notice from Lender, TSFC's exclusive right to remarket shall terminate and Lender shall have the right to remarket such Equipment on terms and conditions satisfactory to it. If Lender remarkets the Equipment, it shall retain Proceeds in an amount equal to the sum of (i) the principal amount due on the next Loan Repayment Date on the Discount Facility Loan applicable to the Lease covering such Equipment plus (ii) all accrued and unpaid principal and interest on such Loan plus (iii) the present value of all principal payments due on such Loan thereafter, discounted at the same rate as Lender has borrowed funds to make such Loan and any Remarketing Expenses incurred by Lender and shall remit the Excess Proceeds to SPE.

            Nothing contained in this Section 10.1 shall be deemed to constitute a release by Lender of its security interest in any of the Collateral. Lender shall release its security interest in Equipment which has been sold pursuant to this Section 10.1 upon receipt of the amounts specified in the preceding paragraph.

            10.2 Remarketing Expenses. Remarketing Expenses shall be for the account of the party incurring such expenses and shall be recoverable from Proceeds of such remarketing realized by the party remarketing the Equipment.

            10.3 Assignment. The rights and obligations of any party under this
Section 10 may be assigned only with the written consent of all parties.

            10.4 No Guaranty. Notwithstanding anything contained herein to the contrary, the obligations and duties of SPE contained in this Section 10 shall not be construed to include a guarantee by SPE that the Remarketing Proceeds with respect to any Equipment will equal or exceed the Loan Repayment Amount relating to such Equipment.

         11. EVENTS OF DEFAULT, REMEDIES

            11.1 Events of Default. Any one of the following events shall constitute an "Event of Default" hereunder:

                  (a) SPE shall fail to remit to Lender when due any Lease Proceeds or Proceeds of an item of Equipment received by SPE or TSFC, or shall fail to make any payment required hereunder or under the other Operative Documents, in each case within five (5) days of the date due thereof;

                  (b) SPE shall fail to observe or perform any other obligation hereunder or the other Operative Documents, or under any other agreement between Lender and SPE, that is not corrected or in the process of being corrected within thirty (30) days of written notice thereof from Lender;

                  (c) any covenant, representation, or warranty made by SPE, TSFC, or CCI/Triad to Lender in any Operative Document or in any certificate delivered pursuant thereto shall be untrue in any material respect when made or during any period of time for which it is enforceable or shall be breached by SPE, TSFC, or CCI/Triad; provided, however, to the extent that such a breach occurs, and such breach relates to an individual Lease only, such event shall not constitute an Event of Default hereunder if SPE, within thirty (30) days from receipt of demand by Lender, repurchases the Lease pursuant to the terms of the Mandatory Prepayment clause set forth at Paragraph 3.7 herein.

                  d) an injunction, attachment or other legal process shall issue against any material part of SPE's or TSFC's property or a material judgment or lien shall be filed against SPE or TSFC that is not stayed, vacated, bonded, or otherwise discharged within ninety (90) days after the date of entry thereof;

                  (e) SPE, TSFC, or CCI/Triad shall cease to do business as a going concern, shall become bankrupt, shall make an assignment for the benefit of creditors, or otherwise take advantage of the bankruptcy or any other law for the relief of debtors; a trustee or receiver for SPE, TSFC, or CCI/Triad shall be appointed or there shall be filed by or against SPE, TSFC, or CCI/Triad any petition under any provision of the Federal Bankruptcy

                           Code, as amended, and, in the case of involuntary proceedings only, such petition shall not be dismissed, withdrawn, or otherwise eliminated within ninety (90) days after the filing thereof;

                  (f) any ERISA plan of CCI/Triad, SPE, or TSFC shall terminate, or CCI/Triad, SPE, or TSFC shall fully or partially withdraw from such a plan or plan that could result in liability of CCI/Triad, TSFC, or SPE to the Pension Benefit Guaranty Corporation or to such plan or plans in the aggregate amount of One Million Dollars ($1,000,000) or more (in excess of any applicable insurance).

            11.2 Remedies. (a) If an Event of Default shall have occurred, and such Event of Default had not been cured within an applicable cure period, Lender shall have the right to do any or all of the following:

                  (i)      accelerate the Loans;

                  (ii) complete and deliver to the Lessees the notices received by Lender from SPE pursuant to Section 5.3(f) and to commence direct collection of Lease Proceeds until such time as Lender has received the total Loan Repayment Amount of all Loans due under this Agreement;

                  (iii) (1) exercise any of the Lessor's rights under any of the Leases, or (2) by written notice, require SPE to exercise on behalf of Lender as secured party under this Agreement any and all of the rights available to the Lessor under any Lease to the extent not already exercised by SPE, whereupon SPE shall immediately take all requested action;

                  (iv)     discontinue making Loans; or

                  (v) proceed against SPE, TSFC, CCI/Triad, or all of them, for all rights and remedies Lender may have in law or in equity under this Agreement or the Operative Documents.

            (b) Upon the occurrence of an Event of Default, or upon the failure of a Lessee to perform its obligation under a Lease, Lender shall have and may exercise all the rights and remedies of a secured party under the Illinois Uniform

Commercial Code (expressly including, but not limited to, those granted under 9-502(1) and 9-306 dealing with retention of cash proceeds); and any other applicable laws (including but not limited to the right to assume direct collection of any and all Lease Proceeds and retain any and all cash proceeds collected under the Leases until such time that Lender has received the total Loan Repayment Amount of all Loans due under this Agreement); provided, however, that so long as Lessee under a Lease is not in default thereunder, Lender shall not take any action or exercise any right that would disturb such Lessee's full and quiet enjoyment of all of such Lessee's rights under that Lease. Lender will give SPE reasonable notice of the time and place of any public sale of any Collateral or of the time after which any public or private sale of such Collateral or any other intended disposition thereof is to be made. Unless otherwise provided by law, the requirement of reasonable notice shall be met if such notice is delivered at least ten (10) days before or mailed, postage prepaid, to SPE, at least twenty (20) days before the time of such sale or disposition. Subject to applicable provisions of this Agreement, Collateral proceeds including, but not limited to, the proceeds of any sale or disposition of Collateral shall be applied: first, to the expense of settling all liens and claims against such Collateral and all reasonable costs, charges and expenses incurred by Lender in connection with the Event of Default, Lender's exercise of remedies under this Section 11.2 (including without limitation those described in Section 12.4), and in taking, removing, holding, preparing for sale, and selling the Equipment; second, to the payment of the remaining total Loan Repayment Amount of all Loans; third, to any other unpaid obligations of SPE hereunder; or of TSFC or CCI/Triad under the Operative Documents; and fourth, any remaining proceeds shall be paid to SPE.

            (c) Notwithstanding the foregoing, Lender shall have the right to discontinue making Loans at any time in its sole discretion, whether or not an Event of Default has occurred.

            (d) Nothing contained in this Section 11.2 shall entitle Lender to recourse against SPE with respect to payment of the Loans that is not expressly granted to Lender by this Agreement.

        12. MISCELLANEOUS

            12.1 General. Waiver of any particular default shall not be a waiver of any other default. All Lender's rights are cumulative and not alternative. No waiver or change modification or amendment in this Agreement or any other Operative Document shall bind Lender or SPE unless an officer of Lender and SPE, has agreed to such waiver or change modification or amendment in writing. Any provision of this Agreement contrary to, prohibited by or invalid under applicable laws or regulations shall be inapplicable and deemed omitted herefrom, but shall not invalidate the remaining provisions hereof. No oral agreement, guaranty or warranty shall be binding. This Agreement shall be governed by the internal laws of the State of Illinois.

            12.2 Notices. All notices, demands, directions, consents, and approvals hereunder shall be in writing and shall be delivered in person, by telecopy, by overnight courier or by prepaid certified mail, addressed to the party for whom it is intended, if to

                 CCI/Triad Financial Holding Corporation
                 3055 Triad Drive
                 Livermore, California 94550
                 Attention: Matthew Hale, President
                 Telecopy No.  925/373-2068

                 with a copy to:

                 CCI/Triad Financial Holding Corporation
                 6207 Bee Cave Road
                 Austin, Texas  78746
                 Attention: Walter Earl Bissex, General Counsel
                 Telecopy No. 512/328-6461

                 if to Lender:

                 IFC Credit Corporation
                 8700 Waukegan Road, Suite 100
                 Morton Grove, Illinois  60053
                 Attention: Rudy Trebels
                 Telecopy No. 847/663-6704

and shall be deemed delivered on the day of actual receipt. Either party may change its address for the receipt of notices, demands, directions, consents, and approvals by notice duly given to the other party pursuant to this Section 12.2.

            12.3 Waivers. Lender and SPE hereby respectively waives demand, presentment, protest, and notice thereof with respect to any and all instruments, notice of acceptance hereof, and all other demands and notices of any description, except as expressly provided herein. No delay or omissions on the part of either party in exercising any right, remedy, option, or notice of default, except as any pertinent statute of limitations which may apply, on any one occasion, shall be construed as a bar to or waiver of any other default, right, remedy or option, or the same default, right, remedy or option on any future occasion.

            12.4 Costs and Expenses. In any case where Lender or SPE is entitled hereunder to reimbursement of costs and expenses, such costs and expenses shall include interest on any judgment and court costs, reasonable legal fees, and expenses (including allocated fees of internal counsel).

            12.5 Successors; Assigns. This Agreement shall inure to the benefit of and be binding upon Lender and SPE and their respective successors and permitted assigns. Neither party may assign this Agreement without the other party's consent, unless such assignment is to any wholly owned subsidiary, parent, or affiliate of the assigning party

            12.6 Entire Agreement. The terms and conditions herein contained constitute the entire agreement between Lender and SPE with respect to the subject matter hereof, except to the extent other agreements are referred to herein or contemplated hereby or executed contemporaneously herewith, and supersede all previous communications whether oral or written between Lender and SPE with respect to such subject matter. No agreement or understanding varying or extending any rights or obligations hereunder of either of the parties shall be binding unless in a writing signed by a duly authorized officer or representative of the party against which such variance or extension is sought to be enforced.

            12.7 Headings; Titles. The cover, table of contents, and titles for Sections used in this Agreement are intended to be descriptive only and shall not be deemed to limit, extend or in any way modify the meaning of the text of this Agreement. References to integral sections without decimals include all decimal sections within such integral sections.

            12.8 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute but one and the same instrument.

            12.9 Submission to Jurisdiction. To induce the Lender to make the Loans, SPE irrevocably agrees that, subject to the Lender's sole and absolute election, all suits, actions or other proceedings in any way, manner or respect, arising out of or from or related to this Agreement, the Leases or any Operating Document or any document executed in connection herewith or therewith, shall be subject to litigation in courts having situs within Chicago, Illinois. SPE hereby consents and submits to the jurisdiction of any local, state or federal court located within said city and state. SPE hereby waives any right it may have to trial by jury, to transfer or change the venue of any suit, action or other proceeding brought against SPE by the Lender in accordance with this Section, or to claim that any such proceeding has been brought in an inconvenient forum.

            IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereunder duly authorized as of the day and year first above written.


                               CCI/TRIAD FINANCIAL HOLDING CORPORATION


                               By:  /s/ PRESTON W. STAATS

                               Its:  Executive Vice President


                               IFC CREDIT CORPORATION


                               By: /s/ CARL J. CALANDRA

                               Its:  EVP & CFO